                                   EXHIBIT 10

         FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is made as of the 18th day of August, 2003, among BR HOLDING, INC., a Georgia corporation ("Bull Run"), CAPITAL SPORTS PROPERTIES, INC., a Delaware corporation ("Capital"), HOST COMMUNICATIONS, INC., a Kentucky corporation ("Host") and DATASOUTH COMPUTER CORPORATION, a Delaware corporation ("Datasouth", and together with Bull Run, Capital, and Host, the "Borrowers"), BULL RUN CORPORATION (the "Parent" and as a Guarantor), J. Mack Robinson, a Georgia resident, and Hoop-It-Up International, Inc., a Delaware corporation, as guarantors (collectively, the "Guarantors"), W. James Host, a Florida resident, and The Robinson-Prather Partnership, a Georgia general partnership, as pledgors (the "Pledgors"), the LENDERS party hereto (the "Lenders"), WACHOVIA BANK, NATIONAL ASSOCIATION (an "Issuing Bank"), and WACHOVIA BANK, NATIONAL ASSOCIATION (the "Administrative Agent").

                                R E C I T A L S:
                                ----------------

         The Borrowers, the Parent, the Administrative Agent, the Issuing Bank and the Lenders have entered into that certain Second Amended and Restated Credit Agreement dated as of October 11, 2002 (the "Credit Agreement"). Capitalized terms used in this Amendment which are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Credit Agreement.

         The Borrowers have requested the Administrative Agent, the Issuing Bank and the Lenders to amend the Credit Agreement to extend the Maturity Date, to permit the sale of certain Collateral, to set forth the allocation of the proceeds of such Collateral to be sold and to make certain other changes to the Credit Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto intending to be legally bound hereby, agree as follows:

         SECTION 1. Recitals. The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.

         SECTION 2. Amendments. The Credit Agreement is hereby amended as set forth in this Section 2.


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

         SECTION 2.1. Amendments to Definitions. The definitions set forth in
Section 1.01 of the Credit Agreement are hereby amended as follows:

                  Section 2.1.1. There shall be added a new definition of "Additional Investments" which shall read in its entirety as follows:

                           "Additional Investments" shall mean the aggregate amount of Investments made by Robinson in the Parent to the extent that the Parent contributes such Investments to the Borrowers.

                  Section 2.1.2. There shall be added a new definition of "First Amendment Date" which shall read in its entirety as follows:

                           "First Amendment Date" shall mean August 18, 2003.

                  Section 2.1.3. The definition of "Maturity Date" shall be amended and restated in its entirety to read as follows:

                           "Maturity Date" shall mean November 30, 2004, or such earlier date as payment of the Loans shall be due (whether by acceleration or otherwise) in accordance with the terms hereof.

                  Section 2.1.4. The definition of "Overadvance Amount" is hereby deleted in its entirety.

                  Section 2.1.5. There shall be added a new definition of "Requisite Lenders" which shall read in its entirety as follows:

                           "Requisite Lenders" shall mean Lenders the sum of whose outstanding Term Loans and Revolving Loan Commitment, determined in accordance with their respective Revolving Commitment Ratios (or after termination of the Revolving Loan Commitment, the Aggregate Revolving Credit Obligations for each Lender, determined in accordance with their respective Revolving Commitment Ratios immediately prior to any such termination of the Revolving Loan Commitment) (with such sum for each Lender to be hereinafter referred to as such Lender's "Total Exposure"), exceed 66-2/3% of the sum of (i) all outstanding Term Loans and (ii) the Revolving Loan Commitment (or after the termination thereof, the Aggregate Revolving Credit Obligations) (with such sum to be hereinafter referred to as the "Total Obligations"); provided that at any time any one (1) Lender has a Total Exposure exceeding 33-1/3% of the Total Obligations, "Requisite Lenders" shall mean the difference of (x) the total number of Lenders party to this Agreement at such time less (y) one.

         SECTION 2.2. Amendment to Article 2. Section 2.4 of the Credit Agreement is hereby amended by deleting paragraph (d) thereof in its entirety.

         SECTION 2.3. Amendments to Article 5. Article 5 is hereby amended as follows:

                  Section 2.3.1. Section 5.22 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:


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

                           Section 5.22 E&Y Litigation. (a) In the event that the Parent receives any proceeds in connection with the E&Y Litigation, the Parent shall immediately contribute such proceeds to Bull Run for prepayment of the Loans, and Bull Run shall use such proceeds (less any related reasonable fees and expenses in connection therewith) to make such prepayment, pursuant to Section 2.6(d)(iv) hereof; it being acknowledged and agreed by the Administrative Agent and the Lenders that the E&Y Litigation is based upon a contingency fee arrangement with counsel to the Parent, and that such fee arrangement is reasonable for purposes of this clause (a).

                           (b) On or before the fifteenth (15th) Business Day following the First Amendment Date, the Parent shall grant to the Administrative Agent, for the benefit of the Lenders and the Issuing Bank, a perfected first-priority security interest in the proceeds of the E&Y Litigation, pursuant to documents (including, without limitation, UCC Financing Statement filings) satisfactory to the Administrative Agent, all at the sole cost and expense of the Borrowers; provided that Parent shall at all times maintain sole control and exclusive right to negotiate and settle the E&Y Litigation.

                  Section 2.3.2. There is hereby added to Article 5 new Sections
5.23 and 5.24, which shall read in their entirety as follows:

                           Section 5.23 Summit Subordinated Notes. On or before December 31, 2003, the Parent shall cause the maturity date of the Summit Subordinated Notes to be extended to a date not less than 30 days following the Maturity Date.

                           Section 5.24 Conversion of Subordinated Debt. On or before October 31, 2003, the Parent shall cause at least $5,000,000 of the principal amount of the Subordinated Debt to be converted to shares of preferred stock or other equity interests in the Parent on terms and conditions reasonably acceptable to the Administrative Agent.

         SECTION 2.4. Amendments to Article 6. Article 6 is hereby amended as follows:

                  Section 2.4.1 Paragraphs (a) and (b) of Section 6.6 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

                  (a) On or before the twenty-fifth (25th) day of each month, or, if such day is not a Business Day, the next succeeding Business Day, the Parent shall deliver to the Administrative Agent and the Lenders a cash flow projection report for the three month period immediately following the month just ended, showing projections of cash flow of the Parent and the Parent's Subsidiaries for such three month period, in such form as shall be reasonably acceptable to the Administrative Agent.

                  (b) On or before the twenty-fifth (25th) day of each month, or, if such day is not a Business Day, the next succeeding Business Day, Host shall deliver to

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

         the Administrative Agent and the Lenders the sales pacing report for the current month, in such form as shall be reasonably acceptable to the Administrative Agent.

                  Section 2.4.2. There is hereby added to Article 6 a new
Section 6.8 which shall read in its entirety as follows:

                  Section 6.8 Robinson Financials. On or before the 15th Business Day following the First Amendment Date, current personal financial statements for Robinson.

         SECTION 2.5. Amendments to Article 7. Article 7 is hereby amended as follows:

                  Section 2.5.1. Paragraph (b)(iii) of Section 7.7 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                           (iii) each Borrower may sell or dispose of Collateral for cash proceeds only, provided, that, solely in the case of this clause (iii), (w) no Default exists, or would exist, after giving effect to such sale or disposition, (x) such Borrower has provided the Administrative Agent with a detailed proposal (a "Collateral Disposition Proposal") for such sale or disposition in a form satisfactory to the Administrative Agent, in its sole discretion, including, without limitation, (1) identification of the Collateral to be sold or disposed of, (2) the amount for which such Borrower is selling or disposing such Collateral, such amount not to be less than the fair market value of such Collateral, and the projected Net Cash Proceeds therefrom, and (3) the purchaser of such Collateral, (y) the Net Cash Proceeds of such Collateral sale or disposition are applied in accordance with Section 2.6(d)(ii) hereof, and (z) such Borrower has obtained the consent of (1) the Administrative Agent with respect to any Collateral Disposition Proposal projected to generate Net Cash Proceeds not to exceed $6,000,000 and any Collateral Disposition Proposal projected to generate Net Cash Proceeds in an aggregate amount, which when taken together with the Net Cash Proceeds of all previous sales or dispositions since the First Amendment Date pursuant to this clause (iii), not to exceed $15,000,000, and (2) the Administrative Agent and the Lenders with respect to any Collateral Disposition Proposal projected to generate Net Cash Proceeds exceeding $6,000,000 and any Collateral Disposition Proposal projected to generate Net Cash Proceeds in an aggregate amount, which when taken together with the Net Cash Proceeds of all previous sales or dispositions since the First Amendment Date pursuant to this clause
         (iii), exceeding $15,000,000, in each case, such consent not to be unreasonably withheld.

                  Section 2.5.2. Section 7.8 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                           Section 7.8 Capital Expenditures. The Borrowers and their Subsidiaries shall not make or incur in the aggregate any Capital Expenditures, during the period from the First Amendment Date to the Maturity Date, in excess of $600,000.


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                  Section 2.5.3. There is hereby added to Article 7 a new
Section 7.17, which shall read in its entirety as follows:

                           Section 7.17 Interest Coverage Ratio. The Borrower shall not permit the ratio of the sum of (a) Adjusted EBITDA (excluding from Adjusted EBITDA for purposes of this Section only any extraordinary gains or losses) for the relevant Measurement Period (as defined below), and (b) the aggregate Additional Investments made during the relevant Measurement Period to Interest Expense for the relevant Measurement Period to be less than the ratio indicated below as of the fiscal quarter ending date set forth below:

               FISCAL QUARTER ENDING DATE           RATIO
               --------------------------           -----

               November 30, 2003                    1.25 to 1.00

               February 29, 2004                    1.00 to 1.00

               May 31, 2004                         1.25 to 1.00

               August 31, 2004                      1.50 to 1.00

         As used herein, "Measurement Period" shall mean, with respect to any fiscal quarter ending date set forth above, that portion of the fiscal year ended on such fiscal quarter ending date.

         SECTION 2.6. Amendments to Article 8. Article 8 is hereby amended as follows:

                  Section 2.6.1. Paragraph (c) of Section 8.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  (c) The Parent, any Borrower or Robinson shall default in the performance or observance of any agreement or covenant in Section 5.1, 5.5, 5.7, 5.19, 5.22, 5.23 or 5.24, or in Article 6 or Article 7
         hereof, in the Robinson Guaranty or in any Security Document;

                  Section 2.6.2. Paragraph (a) of Section 8.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

         With the exception of an Event of Default specified in Section 8.1(g) or (h), the Administrative Agent, at the direction of the Requisite Lenders, shall (i) terminate the Commitments and the Letter of Credit Commitment, or (ii) declare the principal of and interest on the Loans and the Notes and all other Obligations to be forthwith due and payable without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Notes to the contrary notwithstanding, or both.

                  Section 2.6.3. Paragraph (c) of Section 8.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:


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                  (c) The Administrative Agent, with the concurrence of the
         Requisite Lenders, shall exercise all of the post-default rights granted to it and to them under the Loan Documents or under Applicable Law. The Administrative Agent, for the benefit of itself, the Issuing Banks and the Lenders, shall have the right to the appointment of a receiver for the Property of the Borrowers, and each of the Borrowers hereby consents to such rights and such appointment and hereby waives any objection such Borrower may have thereto or the right to have a bond or other security posted by the Administrative Agent or the Lenders in connection therewith.

         SECTION 2.7. Amendments to Article 9. Article 9 is hereby amended as follows:

                  Section 2.7.1. Paragraphs (a) and (b) of Section 9.7 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

                  (a) The Administrative Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement and the other Loan Documents, unless the Administrative Agent shall have been instructed by the Requisite Lenders to exercise or refrain from exercising such rights or to take or refrain from taking such action. The Administrative Agent shall incur no liability under or in respect of this Agreement or the other Loan Documents with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances.

                  (b) The Administrative Agent shall not be liable to the Lenders or to any Lender in acting or refraining from acting under this Agreement or the other Loan Documents in accordance with the instructions of the Requisite Lenders, and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders, unless this Agreement or the other Loan Documents specifically requires the consent of all Lenders to such action or inaction.

                  Section 2.7.2. Section 9.8 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  Section 9.8 Notice of Default or Event of Default. In the event that the Administrative Agent or any Lender shall acquire actual knowledge, or shall have been notified in writing, of any Default or Event of Default, the Administrative Agent or such Lender shall promptly notify the Lenders and the Administrative Agent, and the Administrative Agent shall take such action and assert such rights under this Agreement and the other Loan Documents as the Requisite Lenders shall request in writing, and the Administrative Agent shall not be subject to any liability by reason of its acting pursuant to any such request. If the Requisite Lenders shall fail to request the Administrative Agent to take action or to assert rights under this Agreement and the other Loan Documents in respect of any Default or Event of Default within ten (10) days after their receipt of the notice of any Default or Event of Default from the Administrative Agent, or shall request inconsistent action with respect to such Default or Event of Default, the Administrative Agent may, but shall not be required to, take such action and assert such rights (other than rights under Article 8 hereof) as it deems in its discretion to be advisable for the protection of the

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


         Lenders, except that, if the Requisite Lenders have instructed the Administrative Agent not to take such action or assert such right, in no event shall the Administrative Agent act contrary to such instructions.

         SECTION 2.8. Amendments to Article 10. Article 10 is hereby amended as follows:

         Section 2.8.1. Section 10.5(b) of the Credit Agreement is hereby amended by inserting a new clause (3) immediately following the existing clause
(2) (and renumbering the existing clause (3) to read "(4)"), with such new clause (3) to read in its entirety as follows: "(3) the sale of an assignment or participation to a Lender shall not be permitted if such sale shall result in the purchasing Lender having a Total Exposure (as such term is defined in the definition of "Requisite Lenders" in Section 1.01 of this Agreement) in excess of 49% of the Total Obligations (as such term is defined in the definition of "Requisite Lenders" in Section 1.01 of this Agreement),".

         Section 2.8.2. The last sentence of Section 10.12(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
"The Administrative Agent (1) may assign its purchase rights hereunder to any assignee if such assignment complies with the requirements of Section 10.5(b)(i), (ii), (vi), (vii) and (ix) and (2) will assign its purchase rights hereunder to the extent necessary to comply with clause (3) of Section 10.5(b)."

         SECTION 3. Conditions to Effectiveness. The effectiveness of this Amendment is subject to satisfaction of the following conditions and the provisions of Section 10:

         (a) receipt by the Administrative Agent from each of the parties hereto of a duly executed counterpart of this Amendment signed by such party;

         (b) the fact that the representations and warranties of each of the Borrowers contained in Article 4 of the Credit Agreement and Section 6 of this Amendment shall be true on and as of the date hereof;

         (c) receipt by the Administrative Agent from each of the parties thereto of a duly executed counterpart of the First Amendment to Second Amended and Restated Robinson Pledge Agreement (the "Robinson Pledge Amendment") in form and substance satisfactory to the Administrative Agent;

         (d) receipt by the Administrative Agent of legal opinions of Alston & Bird LLP, counsel to the Guarantors, Bull Run, Capital and Datasouth, and Dinsmore & Shohl LLP, counsel to Host, each with respect to this Amendment in form and substance satisfactory to the Administrative Agent;

         (e) receipt by the Administrative Agent with respect to each Borrower of (i) a true, correct and complete certified copy of the resolutions of such Borrower authorizing the execution, delivery and performance by such Borrower of this Amendment, (ii) a certificate of incumbency with respect to each officer executing this Amendment on behalf of such Borrower, (iii) a certificate of good standing from the Secretary of State for the jurisdiction of such Borrower's incorporation, and (iv) a closing certificate executed by an Authorized Signatory of such Borrower in form and substance satisfactory to the Administrative Agent;

         (f) receipt by the Administrative Agent of evidence satisfactory to it that (i) 2,017,647 shares of the Class A Common Stock of Gray Television, Inc. (the "Gray Class A Shares") and

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

11,750 shares of the Common Stock of Gray Television, Inc. (the "Gray Common Shares"; the Gray Class A Shares and the Gray Common Shares being hereinafter referred to as the "Gray Shares") have been sold at a minimum price of $16.90 per share, generating at least $34,296,809 of proceeds (the "Gray Proceeds"),
(ii) the purchasers of the Gray Shares are duly authorized to purchase the Gray Shares, and (iii) the Borrowers will not incur tax liability exceeding $250,000 in the aggregate in connection with such sale of the Gray Shares;

         (g) receipt by the Administrative Agent of a certificate in the form attached hereto as Exhibit A, executed by the Borrowers, certifying, among other things, that, upon the effectiveness of this Amendment, the Borrowers and the Lenders shall be in full compliance with Regulations T, U and X of the Board and containing calculations showing that the sum of the aggregate principal amount of the Loans plus the Letter of Credit Obligations will not exceed an amount equal to the sum of (i) 100% of the then current fair market value of all Collateral (other than Collateral constituting Margin Stock) plus (ii) 50% of the then current market value of all Collateral constituting Margin Stock;

         (h) receipt by the Administrative Agent, on behalf of the Lenders, of an upfront fee in an amount equal to twenty-five basis points (0.25%) of the sum of the outstanding principal amount of the Term Loans (after giving effect to the prepayment of the Term Loans required by Section 10) plus the Revolving Loan Commitment; and

         (i) payment by the Borrowers of all fees and expenses owing to the Administrative Agent and the Lenders in connection with the preparation, negotiation and execution of this Amendment, as well as in connection with the transactions contemplated herein, including, without limitation, all reasonable fees and expenses of counsel to the Administrative Agent.

         SECTION 4. Consent, Waiver and Release; Other Agreements.

         (a) Upon the satisfaction of the conditions contained in Section 3, but with effect on and after the date hereof, the Lenders hereby consent to the sale of the Gray Shares and the application of the Gray Proceeds as described in Sections 3(f) and 10 hereof (the "Transactions"), and to the extent that the Transactions violate the provisions of Section 2.6(d) or 7.7 of the Credit Agreement, the Lenders hereby waive compliance with, and consent to the variation from, the provisions thereof but only to the extent necessary to permit the consummation of the Transactions as described herein.

         (b) The Lenders hereby consent to the dissolution of Host Insurance Agency, Inc. on May 5, 2003 (the "Dissolution") and to the extent that the Dissolution violated the provisions of Section 7.7(a) of the Credit Agreement, the Lenders hereby waive compliance with, and consent to the variation from, the provisions thereof but only to the extent necessary to permit the Dissolution as described herein.

         (c) The consents and waivers granted in clauses (a) and (b) above are limited solely to the Transactions and the Dissolution. The parties hereto hereby agree that the Transactions shall be consummated specifically as described, and the Dissolution shall be limited to Host Insurance Agency, Inc., and any variation therefrom shall constitute an immediate Event of Default under the Credit Agreement and permit the exercise of all rights and remedies of the Administrative Agent and the Lenders as a result of such Event of Default. The Administrative Agent and the Lenders expressly reserve all of their rights and remedies with respect to any other present or future Default arising under the Credit Agreement.


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         (d) The sale of the Gray Shares and the application of the Gray
Proceeds shall not be included in calculating compliance with Section 7.7(b)(iii) in determining consent requirements in connection with future dispositions.

         (e) The Lenders shall release, and the Lenders hereby authorize the Administrative Agent to release, all liens and security interests created pursuant to the relevant Security Documents in (i) the Gray Shares, subject to a continuing lien on the proceeds thereof (other than the proceeds used to effect the transaction described in Section 10(ii) hereof), (ii) 111,367 shares of the Capital Stock of Bull Run Corporation pledged by W. James Host, (iii) options to purchase 5,360 shares of the Capital Stock in Bull Run Corporation pledged by W. James Host, and (iv) 738,194 shares of the Common Stock of Atlantic American Corporation pledged by J. Mack Robinson.

         (f) The Lenders hereby release, and the Lenders hereby authorize the Administrative Agent to release, Host Insurance Agency, Inc. from any and all obligations that Host Insurance Agency, Inc. has, or in the future may have, under the Subsidiary Guaranty.

         (g) The parties hereto acknowledge that (x) as of the date hereof and after giving effect to this Amendment, the current Interest Rate Margin is equal to (i) with respect to Base Rate Advances, zero percent (0.00%) and (ii) with respect to Eurodollar Advances and Letter of Credit Obligations, two and three-quarters percent (2.75%) and (y) the Interest Rate Margin is subject to change pursuant to the definition thereof in the Credit Agreement.

         SECTION 5. No Other Amendment. Except for the amendments set forth above, the text of the Credit Agreement shall remain unchanged and in full force and effect. This Amendment is not intended to effect, nor shall be construed as, a novation. The Credit Agreement and this Amendment shall be construed together as a single agreement. Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, except as herein amended, nor affect or impair any rights, powers or remedies under the Credit Agreement as hereby amended. The Lenders and the Administrative Agent do hereby reserve all of their rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Notes or the Obligations. Each of the Borrowers promises and agrees to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, as heretofore and hereby amended, the Credit Agreement, as amended, being hereby ratified and affirmed. Each of the Borrowers hereby expressly agrees that the Credit Agreement, as amended, and the Notes are in full force and effect. To the extent that any of the other Loan Documents shall conflict with or otherwise contradict the Credit Agreement, as amended by this Amendment (including any consents and waivers herein provided), the terms of the Credit Agreement, as amended hereby, shall control.

         SECTION 6. Representations and Warranties. The Parent and each of the Borrowers hereby represents and warrants to each of the Lenders as follows:

         (a) No Default under the Credit Agreement, nor any other event or condition constituting a default under any other Loan Document, has occurred and is continuing unwaived by the Lenders on the date hereof.

         (b) The Parent and each of the Borrowers has the power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it.

         (c) This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of each of the Borrowers and the Parent and constitutes the legal, valid and binding obligation of each of the Borrowers and the Parent, enforceable against each of the Borrowers and the Parent in accordance with its terms, provided that such enforceability is subject to general principles of equity.

         (d) The execution and delivery of this Amendment and the performance by each of the Borrowers and the Parent of its obligations hereunder do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over any Borrower or the Parent, nor be in contravention of or in conflict with the certificate of incorporation or bylaws of any Borrower or the Parent, or the provision of any statute, or any judgment, order, indenture, instrument, agreement or undertaking, to which any Borrower or the Parent is party or by which any Borrower's or the Parent's assets or properties are or may become bound.

         (e) Host Insurance Agency had no material assets at the time of its dissolution on May 5, 2003.

         SECTION 7. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

         SECTION 8. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Georgia, without regard to the conflict of laws principles thereof, except to the extent otherwise provided in the Loan Documents.

         Section 9. Joinder of Existing Guarantors and Pledgors. Each Guarantor and Pledgor confirms, acknowledges and agrees that each Loan Document to which it is a party is and remains in full force and effect and shall cover the Loans as amended and modified by this Amendment and the Robinson Pledge Amendment. No Loan Document shall in any way be impaired, discharged, diminished, or released by this Amendment, the Robinson Pledge Amendment or the documents and instruments contemplated hereby. Except as amended and modified hereby, or by the Robinson Pledge Amendment, the Loan Documents shall be, and remain, in full force and effect.

         SECTION 10. Effectiveness of Amendment. This Amendment shall be effective as of the date of this Amendment, subject to the following conditions subsequent: (i) $23,000,000 of the Gray Proceeds shall have been applied as a principal prepayment of the Term Loans within three (3) Business Days after the First Amendment Date, and (ii) $5,000,000 of the Gray Proceeds shall have been applied to the repayment of the subordinated note dated July 15, 2003, issued by BR Holding, Inc. and payable to the order of Delta Life Insurance Company within three (3) Business Days after the First Amendment Date. If the conditions contained in the preceding sentence are not satisfied within the time stated, without any requirement of notice to, or any other action by, any party hereto, this Amendment (including any consents and waivers herein provided) shall be immediately and automatically null and void and no provision hereof shall have any continuing force or effect.

                     [SIGNATURES APPEAR ON FOLLOWING PAGES]


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


         IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers or representatives to execute and deliver, this Amendment as of the day and year first above written.

                                  BORROWERS:

                                  BR HOLDING, INC.

                                  By: /s/ FREDERICK J. ERICKSON
                                      -------------------------------
                                  Title: Vice President - Finance
                                         ----------------------------


                                  CAPITAL SPORTS PROPERTIES, INC.

                                  By: /s/ FREDERICK J. ERICKSON
                                     --------------------------------
                                  Title: Vice President
                                        -----------------------------


                                  HOST COMMUNICATIONS, INC.

                                  By: /s/ FREDERICK J. ERICKSON
                                     --------------------------------
                                  Title: Vice President
                                        -----------------------------


                                  DATASOUTH COMPUTER CORPORATION

                                  By: /s/ FREDERICK J. ERICKSON
                                     -------------------------------------------
                                  Title: Executive VP - Finance & Administration
                                        ----------------------------------------


                                  PARENT:

                                  BULL RUN CORPORATION, as a Guarantor

                                  By: /s/ FREDERICK J. ERICKSON
                                     ---------------------------------
                                  Title: Vice President - Finance
                                        ------------------------------

                                  LENDERS:

                                  WACHOVIA BANK, NATIONAL ASSOCIATION,
                                  as Administrative Agent and as a Lender

                                  By: /s/ JOE MYNATT
                                      -----------------------------------
                                  Title: Director
                                        ---------------------------------


                                  DEUTSCHE BANK AG, NEW YORK BRANCH

                                  By: /s/ GREGORY SHEFRIN
                                     ------------------------------------
                                  Title: Director
                                        ---------------------------------


                                  BANK OF AMERICA, N.A.

                                  By: /s/ MARK TRAMMELL
                                     ------------------------------------
                                  Title: Assistant Vice President
                                        ---------------------------------


                                  BANK ONE, KENTUCKY, N.A.

                                  By: /s/ RICHARD M. HIXSON
                                     ------------------------------------
                                  Title: First Vice President
                                        ---------------------------------


                                       12